UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report – April 6, 2005

(Date of earliest event reported)

QUESTAR CORPORATION
(Exact name of registrant as specified in charter)

STATE OF UTAH                          1-8796                                87-0407509

(State of other jurisdiction of            (Commission File No.)             (I.R.S. Employer

incorporation or organization)                                                          Identification No.)

180 East 100 South, P.O. Box 45433, Salt Lake City, Utah 84145-0433
(Address of principal executive offices)

Registrant's telephone number, including area code (801) 324-5000

                                  Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17

       CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17

       CFR 240.13e-4(c))

Item 8.01

Other Events

The chart on page 6 of the 2005 Definitive Proxy Statement incorrectly lists Ms. Teresa Beck as a member of the Governance & Nominating Committee.  As of May 18, 2004, Ms. Beck is no longer a member of that Committee.

The chart should read as follows:

INFORMATION CONCERNING THE BOARD OF DIRECTORS

Board Committees

The Board has standing audit (Finance and Audit), nominating (Governance/Nominating), and compensation (Management Performance) committees that are each comprised solely of independent directors. Each committee has a charter that can be found on the Company’s Web site (www.questar.com).  The following section contains information about Board Committees.

The table below sets forth members and Chairs of the committees. The Chairs and some members of Committees changed effective May 18, 2004. This chart reflects the information as of that date, unless otherwise noted.

Name of Director	Finance/Audit	Management Performance	Governance/ Nominating	Executive
P. S. Baker, Jr.	X		X
T. Beck	X1			X
R. D. Cash
P. J. Early		X	X	X1
L. Richard Flury	X	X	X
J. A. Harmon	X	X	X
R. E. Kadlec		X1		X
R. E. McKee III	X	X
G. G. Michael	X		X1	X
K. O. Rattie				X
M. W. Scoggins	X2
H. H. Simmons	X		X	X
C. B. Stanley

Meetings held in 2004	7	3	3	1

_________________________

1Chairman

2Member as of February 8, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUESTAR CORPORATION

   (Registrant)

April 6, 2005

/s/S. E. Parks

Date

S. E. Parks

Senior Vice President and

Chief Financial Officer

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